As filed with the Securities and Exchange Commission on December 20, 2001

                                                     Registration No. 333-xxxxx
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
         -------------------------------------------------------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
         -------------------------------------------------------------

                           GENERAL MOTORS CORPORATION
                   GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY
             (Exact name of Registrant as specified in its charter)

                 Delaware                                        38-0572515
          A Nova Scotia Unlimited
             Liability Company                                   38-0572515
      (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                     Identification Number)
          300 Renaissance Center                         1908 Colonel Sam Drive
       Detroit, Michigan 48265-3000                     Oshawa, Ontario L1H 8P7
              (313) 556-5000                                 (905) 644-5000

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

             -------------------------------------------------------


  Peter R. Bible, Chief Accounting Officer    Sharon Y. Pentz, Chief Executive
         General Motors Corporation                       Officer,
           300 Renaissance Center          Chief Financial Officer and Principal
          Detroit, Michigan 48265-3000                 Accounting Officer
               (313) 556-5000                General Motors Nova Scotia Finance
                                                          Company
                                                    1908 Colonel Sam Drive
                                                    Oshawa, Ontario L1H 8P7
                                                        (905) 644-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:

  Martin I. Darvick, Esq.       Fraser MacFadyen           Francis J. Morison,
  General Motors Corporation    Stewart McKelvey Stirling  Esq.
  300 Renaissance Center        Scales                     Davis Polk & Wardwell
  Detroit, Michigan 48265-3091  900-1959 Upper Water       450 Lexington Avenue
  (313) 556-5000                Street                     New York, New York
                                Halifax, Nova Scotia       10017
                                B3J 2X2                    (212) 450-4000


             -------------------------------------------------------


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. :
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
         -------------------------------------------------------------

=================================================================================================
                          CALCULATION OF REGISTRATION FEE
=================================================================================================

Title of Each Class                 Amount to be       Proposed       Proposed       Amount of
of Securities to be               Registered(1)(2)     Maximum        Maximum      Registration
Registered                                             Offering       Aggregate      Fee (5)
                                                       Price Per      Offering
                                                        Unit (3)       Price(4)
-------------------------------------------------------------------------------------------------
 Debt Securities of GM........
 Preferred Stock (without par
  value) of GM................
 Preference Stock (par value $0.10
  per share) of GM............
 Common Stock (par value $1-2/3 per
  share) of GM................
 Depositary Shares of GM(6)...      $2,758,750,000                  $2,758,750,000     $659,341.25
 Warrants of GM...............
 Units of GM..................
 Debt Securities of GM Nova Scotia
 Guarantees of Debt Securities of
  GM Nova Scotia(7) ..........
=================================================================================================

(1)...This Registration Statement also covers such indeterminate number of shares of Preferred Stock, Preference Stock and Common Stock of GM as shall be issuable or deliverable upon conversion of any Debt Securities, Preferred Stock or Preference Stock of GM registered hereby which are convertible into such Preferred Stock, Preference Stock or Common Stock.
(2)...Or, if any Debt Securities of GM or GM Nova Scotia (a) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $2,758,750,000 at the time of initial offering, (b) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price not in excess of $2,758,750,000 or (c) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $2,758,750,000.
(3)...Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended. The proposed maximum offering price per unit will be determined from time to time by a Registrant in connection with, and at the time of, the issuance by such Registrant of the securities registered hereunder.
(4)...Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(5)...$1,241,250,000 principal amount of Debt Securities of GM was previously registered (Registration No. 333-60426) and is carried forward hereby. The amount of the filing fee associated with these Debt Securities that was previously paid with such earlier registration statement is $310,312.50.
(6)...Depositary Shares representing Preferred Stock or Preference Stock of GM.
(7)...No proceeds will be received by GM for the Guarantees.

    Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein will also be used in connection with Registration Statement No. 333-60426 previously filed by the Registrant on Form S-3 and declared effective on May 17, 2001. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-60426 and such Amendment shall become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER 20, 2001
    PROSPECTUS



                           General Motors Corporation

                                 Debt Securities
                         Common Stock (par value $1-2/3)
                       Preference Stock (par value $0.10)
                       Preferred Stock (without par value)
                                Depositary Shares
                                    Warrants
                                      Units

         -------------------------------------------------------------


   We may offer from time to time debt securities, common stock, preference stock, preferred stock, depositary shares, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

   Our $1-2/3 par value common stock is listed on the New York Stock Exchange under the symbol "GM".



         -------------------------------------------------------------

   We reserve the sole right to accept and, together with our agents from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through any agents.



         -------------------------------------------------------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



         -------------------------------------------------------------



                                ___________, 20__

     You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying supplemental prospectus. We have not authorized anyone to provide you with different information or make any additional representations. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of such documents. The terms "General Motors," "we," "us," and "our" refer to General Motors Corporation.

         -------------------------------------------------------------



                                TABLE OF CONTENTS

                                                                           Page
About this Prospectus........................................................1
Principal Executive Offices..................................................1
Where You Can Find More Information..........................................1
Incorporation of Certain Documents by Reference..............................2
Description of General Motors Corporation....................................3
Ratio of Earnings to Fixed Charges and Ratio of Earnings
  to Fixed Charges and Preference Stock Dividends............................4
Use of Proceeds..............................................................4
Overview of Our Capital Stock................................................5
Description of Common Stock..................................................7
Description of Preferred Stock..............................................10
Description of Preference Stock.............................................12
Description of Debt Securities..............................................15
Description of Depositary Shares............................................21
Description of Warrants.....................................................24
Description of Units........................................................28
Forms of Securities.........................................................31
Plan of Distribution........................................................33
Legal Matters...............................................................36
Experts.....................................................................36

                              About this Prospectus

   This prospectus, along with a prospectus for General Motors Nova Scotia Finance Company, a wholly-owned subsidiary, is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of our securities and General Motors Nova Scotia Finance Company may sell its guaranteed debt securities, as described in the respective prospectuses, in one or more offerings. The total dollar amount of any securities sold by us and General Motors Nova Scotia Finance Company under the registration statement may not exceed $4,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Incorporation of Certain Documents By Reference."



                           Principal Executive Offices

   Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. We maintain a website at www.gm.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.



                       Where You Can Find More Information

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and schedules thereto. Reports and other information can also be inspected at the offices of the following stock exchanges where our common stock, $1-2/3 par value, is listed in the United States: the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605; the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 95104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

                      Incorporation of Certain Documents by Reference

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities; except as noted below:

SEC Filings (File No. 1-143)      Period
----------------------------      ------

Annual Report on Form 10-K        Year ended December 31, 2000

Quarterly Reports on Form 10-Q    Quarters ended March 31, 2001, June 30, 2001
                                  and September 30, 2001

Current Reports on Form 8-K       January 3, 2001, January 8, 2001, January 16,
                                  2001, January 16, 2001*, January 17, 2001,
                                  February 1, 2001, February 7, 2001, February
                                  9, 2001*, February 23, 2001*, March 1, 2001,
                                  March 29, 2001*, April 3, 2001, April 17,
                                  2001, April 17, 2001*, April 18, 2001 (2),
                                  April 20, 2001, May 1, 2001, May 25, 2001 (2),
                                  June 1, 2001, June 11, 2001*, July 3, 2001,
                                  July 17, 2001, August 1, 2001, August 7, 2001,
                                  August 21, 2001, August 27, 2001, September 4,
                                  2001, September 18, 2001, September 21, 2001,
                                  September 25, 2001, September 26, 2001,
                                  October 2, 2001, October 3, 2001, October 15,
                                  2001, October 18, 2001, October 18, 2001*,
                                  October 19, 2001, October 24, 2001 (2),
                                  October 31, 2001, November 1, 2001, November
                                  13, 2001, November 14, 2001*, December 3, 2001
                                  and December 6, 2001

--------------------------
*Reports submitted to the SEC under Item 9, Regulation FD Disclosure. Pursuant to General Instruction B of Form 8-K, the reports submitted under Item 9 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 and we are not subject to the liabilities of that section. We are not incorporating and will not incorporate by reference these reports into a filing under the Securities Act of 1933, the Securities Exchange Act of 1934 or into this registration statement.


   You may request a copy of the documents incorporated by reference in this prospectus, except exhibits to such prospectus, at no cost, by writing or telephoning the office of W. W. Creek, Controller, at the following address and telephone number:

                           General Motors Corporation
                           300 Renaissance Center
                           Detroit, Michigan 48265-3000
                           (313) 556-5000

                    Description of General Motors Corporation

   We are primarily engaged in the automotive and, through our wholly-owned subsidiary, Hughes Electronics Corporation, the communications services industries. We are the world's largest manufacturer of automotive vehicles. We also have financing and insurance operations and, to a lesser extent, are engaged in other industries.

   Our automotive segment is comprised of four regions:

o  GM North America;

o  GM Europe;

o  GM Latin America/Africa/Mid-East; and

o GM Asia Pacific.

   GM North America designs, manufactures and markets vehicles primarily in North America under the following nameplates:

           oChevrolet   oGMC           oBuick        oSaturn

           oPontiac     oOldsmobile    oCadillac     oHummer

   GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific meet the demands of customers outside North America with vehicles designed, manufactured and marketed under the following nameplates:

           oOpel        oHolden        oSaab         oGMC         oBuick

           oVauxhall    oIsuzu         oChevrolet    oCadillac

   We participate in the communications services industry through Hughes, which is a leading global provider of digital entertainment services, information and communications services and satellite-based private business networks.

   Our financing and insurance operations primarily relate to General Motors Acceptance Corporation, which provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, commercial, vehicle and homeowner's insurance and asset-based lending.

   Our other industrial operations include the designing, manufacturing and marketing of locomotives and other heavy-duty transmissions.

   Substantially all of our automotive-related products are marketed through retail dealers and through distributors and jobbers in the United States, Canada and Mexico, and through distributors and dealers overseas. At December 31, 2000, there were approximately 8,000 GM vehicle dealers in the United States, 840 in Canada and 155 in Mexico. Additionally, there were a total of approximately 11,220 outlets overseas which include dealers and authorized sales, service and parts outlets.

    Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges
                         and Preference Stock Dividends

   The following table presents the ratio of our earnings to fixed charges for the periods indicated:

   Nine Months
      Ended
  September 30,           Years Ended December 31,
---------------------------------------------------------------
  2001    2000        2000    1999    1998    1997    1996
  ----    ----        ----    ----    ----    ----    ----

  1.16    1.89        1.71    2.12    1.72    2.22    1.96


   We compute the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of us and our consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.



   The following table presents the ratio of our earnings to fixed charges and preference stock dividends for the periods indicated:

  Nine Months
     Ended
 September 30,               Years Ended December 31,
---------------------------------------------------------------
  2001    2000        2000    1999    1998     1997    1996
  ----    ----        ----    ----    ----     ----    ----
  1.13    1.86        1.68    2.09    1.70     2.18    1.92


   We compute the ratio of earnings to fixed charges and preference stock dividends by dividing earnings before income taxes and fixed charges by the sum of fixed charges and preference stock dividends. This ratio includes the earnings and fixed charges of us and our consolidated subsidiaries. Preference stock dividends consists of pre-tax earnings that are required to pay dividends on outstanding preference securities.


                                 Use of Proceeds

   We will add the net proceeds from the sale of the securities to our general funds and they will be available for general corporate purposes, including the repayment of existing indebtedness.

                          Overview of Our Capital Stock

   The following description of our capital stock is based upon our restated certificate of incorporation, as amended ("Certificate of Incorporation"), our bylaws ("Bylaws") and applicable provisions of law. We have summarized certain portions of our Certificate of Incorporation and Bylaws below. The summary is not complete. Our Certificate of Incorporation and Bylaws are incorporated by reference in the registration statement for these securities that we have filed with the SEC and have been filed as exhibits to our 10-K for the year ended December 31, 2000. You should read our Certificate of Incorporation and Bylaws for the provisions that are important to you.

   Certain provisions of the Delaware General Corporation Law ("DGCL"), our Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

Authorized Capital Stock

   Our Certificate of Incorporation authorizes us to issue 5,706,000,000 shares of capital stock, consisting of:

o  6,000,000 shares of preferred stock, without par value;

o 100,000,000 shares of preference stock, $0.10 par value, 2,669,633 shares of which are designated as Series H 6.25% automatically convertible preference stock; and

o 5,600,000,000 shares of common stock comprising two classes, which currently include 2,000,000,000 shares of $1-2/3 par value common stock and 3,600,000,000 shares of Class H common stock, $0.10 par value.

   As of November 30, 2001, the following shares of our capital stock were outstanding:

o 2,669,633 shares of Series H 6.25% automatically convertible preference stock;

o  557,306,032 shares of $1-2/3 par value common stock; and

o  877,374,976 shares of Class H common stock.

Certain Provision of Our Certificate of Incorporation and Bylaws

   Amendments to our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

o  increase or decrease the aggregate number of authorized shares of such class;

o  increase or decrease the par value of the shares of such class; or

o alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

   If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision. As described below at "Description of Common Stock-Voting Rights," our Certificate of Incorporation expressly provides that $1-2/3 par value stockholders and Class H stockholders each are entitled to vote separately as a class with respect to certain amendments to our Certificate of Incorporation. In addition, as described below in "Description of Preference Stock-Voting," approval by two-thirds of our Series H preference shares, is required to amend or alter our Certificate of Incorporation in a way that would adversely affect the powers, preferences or special rights of such preference shares.

   Vacancies in the Board of Directors. Our Bylaws provide that any vacancy occurring in our board of directors for any cause may be filled by a majority of the remaining members of our board, although such majority is less than a quorum.

   Special Meetings of Stockholders. Under our Bylaws, only our board of directors or the chairman of our board may call special meetings of stockholders at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

   Requirements for Notice of Stockholder Director Nominations and Stockholder Business. If a common stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to the board of directors, our Bylaws contain certain procedures that must be followed in terms of the advance timing required for delivery of stockholder notice of such business and the information that such notice must contain. The information required in a stockholder notice includes general information regarding the stockholder, a description of the proposed business and, with respect to nominations for the board of directors, certain specified information regarding the nominee(s).

   In addition to the information required in a stockholder notice described above, our Bylaws require a representation that the stockholder is a holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice. In terms of the timing of the stockholder notice, our Bylaws require that the notice must be received by our secretary:

o in the case of an annual meeting, not more than 180 days and not less than 120 days in advance of the annual meeting; and

o in the case of a special meeting, not later than fifteenth day following the day on which notice of the meeting is first mailed to stockholders.

   Vote Required for Certain Business Combinations. Our Certificate of Incorporation provides that prior to the consummation of a sale of all or substantially all of our assets or prior to any merger, we are required to obtain the approval of two-thirds of all classes of our issued and outstanding stock.

Certain Anti-Takeover Effects of Delaware Law

   We are subject to Section 203 of the DGCL ("Section 203"). In general,
Section 203 prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

o the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

o on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

   A "business combination" is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

                           Description of Common Stock

   We have two classes of common stock:

o  $1-2/3 par value common stock; and

o  Class H common stock, $0.10 par value.

   Our Class H common stock is a "tracking stock" designed to provide holders with financial returns based on the financial performance of Hughes. Although this prospectus does not cover issuances of our Class H common stock, we have summarized below certain terms of our Class H common stock which could be of significance to an investor in our $1-2/3 par value common stock. In addition to the following description, please refer to our Certificate of Incorporation which sets forth in full detail the terms of our Class H common stock. For information regarding how you can find a copy of the our Certificate of Incorporation, see "Where You Can Find More Information."

   There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Dividends

   Neither the DGCL nor our Certificate of Incorporation requires our board of directors to declare dividends on any class of our common stock. The declaration of any dividend on either class is a matter to be acted upon by our board upon the recommendation of our management. If and to the extent our board chooses to declare dividends on either or both of the classes of our common stock, neither the DGCL nor our Certificate of Incorporation requires any proportionate or other fixed relationship between the amount of the dividends declared on the different classes of common stock. Our board reserves the right to reconsider from time to time its policies and practices regarding dividends on our common stock and to increase or decrease the dividends paid on our common stock.

   Our Certificate of Incorporation, however, restricts the power of our board of directors to declare and pay dividends on either class of common stock. The amounts which may be declared and paid as dividends are allocated to each separate class of common stock and are subject to the amount legally available for the payment of dividends. Because our Class H common stock is a "tracking stock" designed to provide holders with financial returns based on the financial performance of Hughes, our Certificate of Incorporation allocates our earnings attributable to Hughes between amounts available for the payment of dividends on Class H common stock and amounts available for the payment of dividends on $1-2/3 par value common stock, in each case in accordance with their respective derivative interests in the financial performance of Hughes.

   Under our Certificate of Incorporation, dividends may be paid on $1-2/3 par value common stock to the extent of the assets legally available for the payment of dividends reduced by the sum of:

o an amount determined by our board to be the paid-in surplus attributable to Class H common stock; plus

o the portion of our net earnings attributed to the Class H common stock in accordance with our Certificate of Incorporation.

   The financial performance of Hughes determines the earnings per share of Class H common stock and the portion of our earnings out of which dividends on the Class H common stock may be paid. In order to determine the amount available to pay dividends on the Class H common stock, we take the following steps:

o  the net income of Hughes is determined for each quarterly accounting period;

o the net income of Hughes determined for each quarter is divided into amounts allocated to the Class H common stock and the $1-2/3 par value common stock; and

o the amount allocated to the Class H common stock is accumulated from quarter to quarter, together with any surplus attributable to shares of Class H common stock issued from time to time, and is reduced by the amount of any dividends actually paid on the Class H common stock.

   If dividends have been declared but not paid on shares of our preferred stock or preference stock, dividends may not be paid on the Class H common stock or the $1-2/3 par value common stock until all declared but unpaid dividends on our preferred stock and preference stock have been paid.

   Our board of directors issued a policy statement providing, among other things, that, subject to various exceptions, in the event that Hughes transfers any material assets to us, our board shall declare and pay a dividend or make a distribution to holders of our Class H common stock, except for any transfer for which Hughes receives fair compensation.

Exchangeability

   Under our Certificate of Incorporation, our board of directors may recapitalize all outstanding shares of our Class H common stock as shares of $1-2/3 par value common stock at any time after December 31, 2002 in the sole discretion of our board or automatically, if at any time we, in one transaction or a series of related transactions, dispose of substantially all of the business of Hughes to a person, entity or group of which we are not a majority owner. No automatic recapitalization will occur on a disposition in connection with our dissolution, liquidation and winding up and the distribution of our net assets to our common stockholders.

   In the event of any recapitalization, each holder of our Class H common stock would be entitled to receive shares of $1-2/3 par value common stock having a market value as of the date provided in our Certificate of Incorporation equal to 120% of the market value of the holder's Class H common stock. We will not issue any fractional shares of $1-2/3 par value common stock in the recapitalization. Instead of fractional shares, a holder of our Class H common stock will receive cash.

Voting Rights

   Each holder of $1-2/3 par value common stock is entitled to one vote per share. Each holder of Class H common stock is entitled to 0. 20 vote per share.

   The holders of $1-2/3 par value common stock vote together with the holders of Class H common stock, based on their respective voting powers, on all matters, except that:

o holders of $1-2/3 par value common stock voting separately as a class are entitled to approve by majority vote of the shares outstanding any amendment to our Certificate of Incorporation which adversely affects the rights, powers or privileges of the $1-2/3 par value common stock;

o holders of Class H common stock voting separately as a class are entitled to approve by majority vote of the shares outstanding any amendment to our Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class H common stock; and

o any increase in the number of authorized shares of Class H common stock must be approved by a majority vote of the holders of both classes of our common stock outstanding voting together, based on their respective voting powers, and by a majority vote of the holders of Class H common stock outstanding voting separately as a class

   The policy statement of our board of directors, referred to above, provides that we will not acquire in one transaction or a series of transactions a significant portion (more than 33%) of the business of Hughes for compensation without receiving the consent of the holders of a majority of the outstanding shares of Class H common stock, voting as a separate class, and $1-2/3 par value common stock, voting as a separate class.

Liquidation

   In the event of the liquidation, dissolution or winding up of our business, whether voluntary or involuntary, our Certificate of Incorporation provides that, after the holders of our preferred stock and preference stock receive their full preferential amounts, holders of Class H common stock and holders of $1-2/3 par value common stock will receive the assets remaining for distribution to our stockholders on a per share basis in proportion to their respective per share liquidation units. Holders of our $1-2/3 par value common stock have a liquidation right of one unit per share, and holders of Class H common stock have a liquidation right of 0.20 units per share in any of our remaining assets. Holders of the Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in our equity and assets, which include 100% of the stock of Hughes.

Transfer Agent and Registrar

   The transfer agent and registrar for our $1-2/3 par value common stock is EquiServe Limited Partnership, a Delaware limited partnership and its fully owned subsidiary EquiServe Trust Company, N.A., a federally chartered trust company doing business at 150 Royall Street, Canton, Massachusetts 02021.

Stock Exchange Listing

   Both classes of our common stock are listed on the New York Stock Exchange, with our $1-2/3 par value common stock listed under the ticker symbol "GM" and our Class H common stock listed under the ticker symbol "GMH."

                         Description of Preferred Stock

   This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

   Under our Certificate of Incorporation, our board of directors has the authority to issue shares of preferred stock from time to time in distinctly designated series, with each series ranking equally and identical in all respects except as to the dividend rate and redemption price.

   We have summarized certain terms of the certificate of designations below. The summary is not complete. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

Terms of a Particular Series

   The prospectus supplement will describe the terms of any preferred stock being offered, including:

o  the number of shares and designation or title of the shares;

o  any liquidation preference per share;

o  any date of maturity;

o  any redemption, repayment or sinking fund provisions;

o any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

o  any voting rights;

o if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

o whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

o the place or places where dividends and other payments on the preferred stock will be payable; and

o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

   All shares of preferred stock offered will be fully paid and non-assessable.

Dividends

   So long as any preferred stock is outstanding, no cash dividends may be paid on any class of common stock or any series of preference stock if our current assets in excess of liabilities are less than $75 per share of any outstanding preferred stock.

Voting

   Holders of our preferred stock are not entitled to vote except that:

o they would vote together with the holders of common stock on the disposition of our assets as an entirety:

o if we have defaulted in paying dividends on preferred stock for six months, the holders of preferred stock, voting as a class, would be entitled to elect one-quarter of the directors; and

o certain mortgaging or pledging of, or the placing of certain liens upon, our property would require the approval of the holders of three-fourths of any outstanding preferred stock.

Liquidation

   Any shares of preferred stock that are issued will have priority over the preference stock and common stock with respect to dividend or liquidation rights or both.

Transfer Agent and Registrar

   The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Miscellaneous

   Our board of directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control in us without any further shareholder action.

                         Description of Preference Stock

   This prospectus describes certain general terms and provisions of our preference stock. When we offer to sell a particular series of preference stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preference stock. The preference stock will be issued under a certificate of designations relating to each series of preference stock and is also subject to our Certificate of Incorporation.

   Under our Certificate of Incorporation, our board of directors has the authority to issue shares of preference stock from time to time in distinctly designated series up to the maximum number of shares of preference stock authorized, with the terms of each series fixed by our board in the resolutions providing for the issuance of such series.

   We have summarized certain terms of the certificate of designations below. The summary is not complete. The certificate of designations will be filed with the SEC in connection with an offering of preference stock.

   We currently have one series of preference stock outstanding:

o  Series H 6.25% automatically convertible preference stock.

Terms of a Particular Series

   The prospectus supplement will describe the terms of any preference stock being offered, including:

o  the number of shares and designation or title of the shares;

o  any liquidation preference per share;

o  any date of maturity;

o  any redemption, repayment or sinking fund provisions;

o any dividend (which may be cumulative or non-cumulative) rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

o  any voting rights;

o if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

o whether the preference stock is convertible or exchangeable and, if so, the securities into which the preference stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

o the place or places where dividends and other payments on the preference stock will be payable; and

o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

   All shares of preference stock offered will be fully paid and non-assessable.

Dividends

   Subject to the rights of the holders of preferred stock, dividends will be paid on the outstanding preference shares when, as and if declared by our board of directors out of assets legally available for the payment of dividends. Dividends may be subject to restrictions contained in any future debt agreements and to limitations contained in future series or classes of preferred stock or preference stock.

   Holders of our Series H preference shares are entitled to receive cumulative cash dividends, at an annual rate of 6.25% of the per share stated value, which is equivalent to $35.1172 per annum per Series H preference share.

   Preferential dividends on our preference stock accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Such dividends accumulate to the extent they are not paid on the dividend payment date following the calendar quarter for which they accrue. Accumulated preferential dividends do not bear interest. Unless the full preferential dividends accumulated on all outstanding preference shares have been paid, we may not:

o pay dividends on any class of our common stock or other stock ranking junior to the outstanding preference shares, other than a dividend payable in shares of any class of common stock; or

o redeem, repurchase or otherwise acquire any shares of our common stock or other stock ranking junior to the outstanding preference shares, other than a redemption or purchase of shares of common stock made in connection with our or our subsidiaries' employee incentive or benefit plans.

   Dividends will not be declared on any series of preference stock for any prior dividend payment period unless there shall have been declared on all outstanding shares of preference stock ranking on a parity with such series, in respect of all dividend payment periods of such parity stock terminating with or before such prior dividend payment period, like proportionate dividends determined ratably in proportion to the respective preferential dividends accumulated to date on such series and the dividends accumulated on all such outstanding parity preference stock.

Conversion

   The Series H preference shares are convertible into shares of Class H common stock. The Series H preference shares will automatically convert into shares of Class H common stock on June 24, 2002, the mandatory conversion date, based on a variable conversion factor linked to the Class H common stock price at the time of conversion unless they have been converted earlier. Depending on the average closing trading price of Class H common stock during the 20 trading days prior to the mandatory conversion date, the Series H preference shares would convert into between 21,529,255 and 26,696,330 shares of Class H common stock on the mandatory conversion date. The Series H preference shares are also currently convertible at the option of the holder into 21,529,255 million shares of Class H common stock.

   We currently expect that, upon either mandatory or optional conversion of the Series H preference shares, the Class H dividend base will be adjusted so that it will be increased by the number of shares of Class H common stock issued to the holder of the Series H preference shares pursuant to the conversion.

Transfer Restrictions

   The Series H preference shares and the underlying Class H common stock are subject to transfer restrictions.

Redemption

   The Series H preference shares are redeemable by us or by Hughes in certain limited circumstances generally involving changes in the U.S. law relating to income taxation. Depending on the circumstances giving rise to the redemption, the redemption price may be paid in cash, shares of Class H common stock, shares of Hughes common stock or by exchange of each Series H preference share for a share of automatically convertible preference stock of Hughes, convertible into Hughes common stock.

Liquidation

   Our preference stock ranks senior to our common stock and junior to our preferred stock with respect to dividend or liquidation rights or both.

   In the event of the liquidation, dissolution or winding up of our business, whether voluntary or involuntary, the holders of outstanding preference shares would be entitled to the liquidation preference given to such shares, after the holders of preferred stock, if any were outstanding, received the full preferential amounts to which they are entitled and before any distribution to holders of common stock.

   The holders of Series H preference shares would be entitled to receive, as a liquidation preference, $561.875 per share, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders.

   If there are insufficient assets to permit full payment to holders of the outstanding preference shares and the holders of all other series of preference stock on parity with the outstanding preference shares as to liquidation rights, then the holders of the outstanding preference shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Voting

   The Series H preference shares do not entitle holders thereof to voting rights, except:

o with respect to any amendment or alteration of any provision of our Certificate of Incorporation which would adversely affect the powers, preference or special rights of the Series H preference shares, which requires the prior approval of the holders of at least two-thirds of the outstanding Series H preference shares;

o in the event we fail to pay accumulated preferential dividends on the Series H preference shares in full for any six quarterly dividend payment periods, whether or not consecutive, and all such dividends remain unpaid; and

o  as required by law.

   In the event of a preferential dividend default as described above, the number of our directors will be increased by two and the holders of the outstanding Series H preference shares, voting together as a class with all other series of preference stock ranking junior to or on a parity with such preference shares and then entitled to vote on the election of such directors, will be entitled to elect such two additional directors until the full dividends accumulated on all outstanding Series H preference shares have been paid.

Registrar and Transfer Agent

   The transfer agent for each series of preference stock will be described in the prospectus supplement.

                         Description of Debt Securities

Debt May Be Senior or Subordinated

   This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either senior or subordinated debt. We will issue debt securities that will be senior debt under the senior debt indenture dated December 7, 1995 between us and Citibank, N.A., as senior debt trustee. We will issue debt securities that will be subordinated debt under the subordinated debt indenture dated as of January 1, 2002 between us and Citibank, N.A, as subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the indenture and collectively as the indentures. This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the trustee and collectively as the trustees. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

   We have summarized certain terms and provisions of the indentures. The summaries are not complete and are subject to the terms of the senior debt indenture, which is incorporated herein by reference, and subordinated debt indenture, which is filed as an exhibit to the registration statement, respectively. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination and covenants. See "-Subordinated Debt" and "-Certain Covenants."

   Neither indenture will limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time.

Terms of a Particular Offering

   The prospectus supplement will describe the terms of any debt securities being offered, including:

o  classification as senior or subordinated debt securities;

o  the designation of the debt securities;

o  the aggregate principal amount of the debt securities;

o the percentage of their principal amount at which the debt securities will be issued;

o if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

o  the date or dates on which the debt securities will mature;

o the rate or rates per annum, if any, at which the debt securities will bear interest;

o  the times at which the interest will be payable;

o whether the debt securities are convertible or exchangeable and, if so, the securities or rights into which the debt securities are convertible or exchangeable, and the terms and conditions of conversion or exchange;

o the date after which the debt securities may be redeemed and the redemption price or any prepayment or sinking fund provisions;

o if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

o the currency or currencies in which the debt securities are issuable or payable;

o  the exchanges on which the debt securities may be listed;

o  whether the debt securities shall be issued in book-entry form; and

o any other specific terms, including any additional events of default or covenants.

   Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the trustees, which at the date hereof is 111 Wall Street, New York, New York 10005, Attention:
Citibank Agency & Trust, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto.

   Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in a prospectus supplement.

   Debt securities will include debt securities denominated in United States dollars or, at our option if so specified in a prospectus supplement, in any other freely transferable currency.

   If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

   If a prospectus supplement specifies that the debt securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. We will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected. We will make any required filings with the SEC and furnish certain information to the holders of the debt securities.

Senior Debt

   We will issue under the senior debt indenture the debt securities that will constitute part of the our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt (other than obligations preferred by mandatory provisions of law).

Subordinated Debt

   We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our "senior indebtedness." The subordinated debt indenture defines "senior indebtedness" as obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. "Senior indebtedness" does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the subordinated debt indenture, section 13.

   In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

o any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

o a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist;

o the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 6 of the subordinated debt indenture; this declaration must not have been rescinded and annulled as provided in the subordinated debt indenture; or

o  any different or additional events described in a prospectus supplement.

   If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

   If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

   Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Certain Covenants

   Definitions Applicable to Covenants Under Our Senior Debt Indenture. The following definitions shall be applicable to the senior debt covenants specified below:

   (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by our chairman, president or any vice chairman, any vice president, our treasurer or any assistant treasurer), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

   (ii) "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

   (iii) "Manufacturing Subsidiary" means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which our investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on our books as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing Subsidiary" shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to us or others or which is principally engaged in financing our operations outside the continental United States of America.

   (iv) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

   (v) "Principal Domestic Manufacturing Property" means any manufacturing plant or facility owned by us or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of our Board of Directors, is of material importance to the total business conducted by us and our consolidated affiliates as an entity.

   (vi) "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by us, or by one or more Subsidiaries, or by us and one or more Subsidiaries.

   Limitation on Liens. For the benefit of the senior debt securities, we will not, nor will we permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of ours or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the senior debt securities (together with, if we shall so determine, any other indebtedness of us or such Manufacturing Subsidiary ranking equally with the senior debt securities and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of ours and our Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders equity of us and our consolidated subsidiaries, as determined in accordance with accounting principles generally accepted in the U.S. and shown on the audited consolidated balance sheet contained in the latest published annual report to our stockholders.

   The above restrictions shall not apply to Debt secured by:

   (i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

   (ii) Mortgages on property existing at the time of acquisition of such property by us or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by us or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to us or a Manufacturing Subsidiary of improvements to such acquired property;

   (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to us or to another Subsidiary;

   (iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with us or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Manufacturing Subsidiary;

   (v) Mortgages on property of ours or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

   (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

   The subordinated debt indenture does not include any limitation on our ability to incur these types of liens.

   Limitation on Sales and Lease-Backs. For the benefit of the senior debt securities, we will not, nor will we permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by us or any Manufacturing Subsidiary on the date that the senior debt securities are originally issued (except for temporary leases for a term of not more than five years and except for leases between us and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by us or such Manufacturing Subsidiary to such person, unless either:

   (i) we or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the senior debt securities; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant); or

   (ii) we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of ours or any Manufacturing Subsidiary (other than Debt owned by us or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

   The subordinated debt indenture does not include any limitations on sales and lease-backs.

Defeasance

   If the terms of a particular series of debt securities so provide, we may, at our option, (a) discharge its indebtedness and its obligations under the applicable indenture with respect to such series or (b) not comply with certain covenants contained in the applicable indenture with respect to such series, in each case by depositing funds or obligations issued or guaranteed by the United States of America with the trustee sufficient to pay and discharge the entire indebtedness of all outstanding debt securities of such series. Such defeasance is subject to other conditions including receipt of a tax opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such defeasance had not occurred.

Consolidation, Merger or Sale of Assets

   The indentures provide that we will not merge or consolidate with another corporation or sell or convey all or substantially all of our assets unless either we are the continuing corporation or the new corporation shall expressly assume the interest and principal due under the debt securities. In either case, the indentures provide that neither we nor a successor corporation may be in default of performance immediately after a merger or consolidation. Additionally, the indentures provide that in the case of any such merger or consolidation, either we or the successor company may continue to issue securities under the indentures.

Modification of the Indenture

   The indentures contain provisions permitting us and the applicable trustee to modify or amend such indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under either such indenture which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

o extend the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected; or

o reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the indentures.

Events of Default

   An event of default with respect to any series of debt securities issued subject to the indentures is defined in the indentures as being:

o  default in payment of any principal or premium, if any, on such series;

o  default for 30 days in payment of any interest on such series;

o default for 90 days after notice in performance of any other covenant in the indentures; or

o  certain events of bankruptcy, insolvency or reorganization.

   If the terms of any series of subordinated debt provide for additional events of default, they will be described in a prospectus supplement.

   No event of default with respect to a particular series of debt securities issued under the indentures necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. In case an Event of Default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of each such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an Event of Default as set out in the fourth item listed above shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding under the applicable indenture, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. Any Event of Default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities, as the case may be, except in a case of failure to pay principal or premium, if any, or interest on such debt security for which payment had not been subsequently made. We are required to file with each trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the applicable indenture. The indentures provides that the trustees may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

   Subject to the provisions of the indentures relating to the duties of the trustees in case an Event of Default shall occur and be continuing, the trustees shall be under no obligation to exercise any of their respective rights or powers under the indentures at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the trustees reasonable indemnity or security.

   Subject to such provisions for the indemnification of the trustees and to certain other limitations, the holders of a majority in principal amount of the debt securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees.

Concerning our Relationships with the Trustees

   Citibank, N.A. is the trustee under both the senior debt indenture and the subordinated debt indenture. It is also the trustee under an indenture for General Motors Nova Scotia Finance Company, for which we are the guarantor, as well as under various other indentures covering our outstanding notes and debentures. Citibank, N.A. and its affiliates act as depositary for funds of, make loans to, act as trustee and perform certain other services for, certain of our affiliates and us in the normal course of its business. As trustee of various trusts, it has purchased our securities and those of certain of our affiliates.

                        Description of Depositary Shares

   We may, at our option, elect to offer fractional shares of preferred stock or preference stock, rather than full shares of preferred stock or preference stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in a prospectus supplement) of a share of a particular series of preferred stock or preference stock.

   The shares of any series of preferred stock or preference stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock or preference stock underlying the depositary share, to all the rights and preferences of the preferred stock or preference stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

   The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock or preference stock underlying the depositary shares in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts, forms of which have been filed as exhibits to the registration statement.

   Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

   The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

   If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock or Preference Stock

   Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock or preference stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock or preference stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock or preference stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

   If a series of preferred stock or preference stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

   Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock or preference stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock or preference stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock or preference stock.

Conversion of Preferred Stock or Preference Stock

   If the prospectus supplement relating to the depositary shares says that the deposited preferred stock or preference stock is convertible into or exchangeable for our common stock or shares of another series of our preferred stock or preference stock, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions directing the conversion or exchange of the preferred stock or preference stock represented by the depositary shares into or for whole shares of our common stock or shares of another series of our preferred stock or preference stock. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock or preference stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Depositary Agreement

   The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock or preference stock is convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

   The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

   Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

   The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                             Description of Warrants

   We may issue warrants for the purchase of debt securities and warrants for the purchase of other securities, including common stock, preference stock and preferred stock. We may offer warrants separately or together with one or more additional warrants or debt securities, common stock, preference stock or preferred stock or any combination thereof in the form of units, as described in a prospectus supplement. This prospectus refers to warrants for the purchase of debt securities as debt warrants and warrants for the purchase of other securities as stock warrants and collectively as warrants.

   We will issue debt warrants under one or more debt warrant agreements, and stock warrants under one or more stock warrant agreements, to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The form of debt warrant agreement and form of stock warrant agreement are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

Debt Warrants

   The debt warrants will be evidenced by debt warrant certificates and, except as otherwise specified in a prospectus supplement, may be traded separately from any debt securities with which they may be issued. Debt warrant certificates may be exchanged for new debt warrant certificates of different denominations at the office of the warrant agent. The holder of a debt warrant does not have any of the rights of a holder of a debt security in respect of, and is not entitled to any payments on, any debt securities issuable, but not yet issued, upon exercise of the debt warrants.

   The debt warrants may be issued in one or more series, and a prospectus supplement will contain, where applicable, the terms of, and other information with respect to, such debt warrants, including:

o  the title and the aggregate number of debt warrants;

o  the debt securities for which each debt warrant is exercisable;

o  the date or dates on which the debt warrants will expire;

o  the price or prices at which the debt warrants are exercisable;

o  the currency or currencies in which the debt warrants are exercisable;

o the periods during which, and places at which, the debt warrants are exercisable;

o  the terms of any mandatory or optional call provisions;

o the price or prices, if any, at which the debt warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

o whether the debt warrants will be sold separately or with other securities as part of a unit;

o if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each of the debt securities;

o  the identity of the warrant agent;

o  the exchanges, if any, on which the debt warrants may be listed; and

o  whether the debt warrants shall be issued in book-entry form.

   Exercise of Debt Warrants. Debt warrants may be exercised by payment to the warrant agent of the exercise price, in each case in such currency or currencies as are specified in the debt warrant, and by communicating to the warrant agent the identity of the debt warrant holder and the number of debt warrants to be exercised. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the office of the warrant agent, the warrant agent will, as soon as practicable, arrange for the issuance of the applicable debt securities, the form of which shall be set forth in a prospectus supplement. If less than all of the debt warrants evidenced by a debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amounts of debt warrants.

Stock Warrants

   Stock warrants will be evidenced by stock warrant certificates which may be exchanged for new stock warrant certificates of different denominations at the office of the warrant agent. The holder of a stock warrant does not have any of the rights of a holder of our common stock, preferred stock or preference stock and is not entitled to payments of dividends, if any, or payment of interest on our common stock, preferred stock or preference stock issuable, but not yet issued, upon exercise of the stock warrants.

   The applicable prospectus supplement will describe the following terms of the stock warrants in respect of which this prospectus is being delivered:

o  the title and aggregate number of stock warrants;

o the securities (which may include preferred stock, preference stock or common stock) for which each stock warrant is exercisable;

o  the date or dates on which the stock warrants will expire;

o  the price or prices at which the stock warrants are exercisable;

o  the currency or currencies in which the stock warrants are exercisable;

o the period during which, and places at which, the stock warrants are exercisable;

o  the terms of any mandatory or optional call provisions;

o the price or prices, if any, at which the stock warrants may be redeemed at the option of the holder;

o if applicable, the designation and terms of the preferred stock or preference stock with which the stock warrants are issued, and the number of stock warrants issued with each share of preferred stock, preference stock or common stock;

o any provisions for adjustment of the number or amount of securities receivable upon exercise of stock warrants or the exercise price of such stock warrants;

o if applicable, the date on and after which the stock warrants and the related preferred stock, preference stock or common stock will be separately transferable;

o any other terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of stock warrants;

o  the identity of the warrant agent;

o  the exchanges, if any, on which the stock warrants may be listed;

o the maximum or minimum number of stock warrants which may be exercised at any time; and

o  whether the stock warrants shall be issued in book-entry form.

   Exercise of Stock Warrants. Each stock warrant will entitle the holder thereof to purchase for cash shares of our common stock, preference stock or preferred stock at an exercise price as shall in each case be set forth in, or be determinable as set forth in, a prospectus supplement relating to such stock warrants offered thereby. Stock warrants may be exercised at any time up to the close of business on the expiration date set forth in a prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

   Upon receipt of payment and the stock warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the stock warrants represented by a stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining stock warrants.

Significant Provisions of the Warrant Agreements

   We will issue debt warrants under one or more debt warrant agreements, and stock warrants under one or more stock warrant agreements, to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

   Modifications without Consent of Warrant Holders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

o  cure any ambiguity;

o  cure, correct or supplement any defective or inconsistent provision;

o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

o  reduce the exercise price of the stock warrants.

   Modifications with Consent of Warrant Holders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

o  change the exercise price of the debt warrants;

o reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

o  shorten the period of time during which the warrants may be exercised;

o  materially and adversely affect the rights of the owners of the warrants; or

o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

   Consolidation, Merger or Sale of Assets. If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder. See "Description of Debt Securities-Certain Covenants" and "Description of Debt Securities-Consolidation, Merger or Sale of Assets."

   Enforceability of Rights of Warrant Holders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including common stock, preference stock or preferred stock, or any other warrant property purchasable upon exercise of the warrants, including, without limitation, the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

   Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

   New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                              Description of Units

   We may issue units, consisting of one or more debt securities or other securities, including common stock, preference stock or preferred stock, warrants or any combination thereof, as described in a prospectus supplement.

   The applicable prospectus supplement will describe:

o the designation and the terms of the units and of any combination of debt securities, preferred stock, preference stock, common stock and warrants constituting the units, including whether and under what circumstances the debt securities, preferred stock, preference stock, common stock or warrants may be traded separately;

o  any additional terms of the governing unit agreement;

o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, preference stock, common stock or warrants constituting the units; and

o  any applicable United States federal income tax consequences.

   The terms and conditions described under "Description of Debt Securities," "Description of Preferred Stock," "Description of Preference Stock," "Description of Common Stock," "Description of Warrants" and those described below under "-Significant Provisions of the Unit Agreement" will apply to each unit and to any debt security, preferred stock, preference stock, common stock or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

   We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of the material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

   Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

   Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

   Remedies. Upon the acceleration of the debt securities constituting any units, our obligations may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

   Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

   If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

   Absence of Protections against All Potential Actions. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

   Modification without Consent of Holders. We and the unit agent may amend the unit agreement without the consent of the holders to:

o  cure any ambiguity;

o  correct or supplement any defective or inconsistent provision; or

o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

   Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

o materially adversely affect the holders' units or the terms of the unit agreement (other than terms related to the first three clauses above); or

o reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above).

   Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under "Description of Debt Securities--Modification and Waiver."

   Consolidation, Merger or Sale of Assets. The unit agreement provides that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

o we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

o the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the trustees and will be in form and substance reasonably satisfactory to the trustees;

o immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

o we or the surviving entity will have delivered to the trustees an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

   If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures with the same effect as if such successor corporation had been named as us. Except for any lease or any sale, assignment, conveyance, transfer, lease or other disposition to certain of our subsidiaries, we will be discharged from all obligations and covenants under the indentures and the debt securities.

   Unit Agreement Not Qualified Under Trust Indenture Act. The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

   Title. We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

   New York Law to Govern. The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

                               Forms of Securities

   Unless otherwise indicated in a prospectus supplement, the debt securities, warrants and units will be issued in the form of one or more fully registered global securities (a "Global Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of the Depository's nominee. Beneficial interests in a Global Security will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the Depository. Investors may elect to hold interests in the Global Securities through DTC. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

   The Depository has advised us that it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

o securities brokers and dealers, including the underwriters named in the accompanying prospectus supplement;

o  banks and trust companies;

o  clearing corporations; and

o  certain other organizations.

   Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

   The Depository advises that pursuant to procedures established by it:

o upon issuance of a Global Security, the Depository will credit the account of participants designated by any dealers, underwriters or agents participating in the distribution of the securities with the respective principal or face amounts of securities beneficially owned by such participants; and

o ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Security).

   The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to own, transfer or pledge beneficial interests in a Global Security is limited to such extent.

   As long as the Depository's nominee is the registered owner of a Global Security, such nominee for all purposes will be considered the sole owner or holder of the securities represented by the Global Security. Except as provided below, you will not:

o  be entitled to have any of the securities registered in your name;

o receive or be entitled to receive physical delivery of the securities in definitive form; or

o be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement.

   Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. Neither we, the trustees, any unit agent, warrant agent, paying agent nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   If the Depository is at any time unwilling or unable to continue as depositary and we have not appointed a successor depositary within 90 days, we will issue securities in definitive form in exchange for the Global Securities. In addition, we may at any time determine not to have the securities represented by Global Securities and, in such event, will issue securities in definitive form in exchange for the Global Securities. In either instance, an owner of a beneficial interest in a Global Security will be entitled to have securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the securities in definitive form. No service charge will be made for any transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                              Plan of Distribution

   A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including

   (a) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them,

   (b) the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and

   (c) any securities exchanges on which the securities may be listed.

   Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   We may sell the securities in any of five ways (or in any combination):

o  directly to purchasers;

o  through agents;

o  through underwriters

o  through dealers; and

o through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

Direct Sales

   We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

By Agents

   We may use agents to sell the securities. Any such agents, who may be deemed to be an underwriter as that terms is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.

By Underwriters

   If an underwriter or underwriters are utilized in the sale, we will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

   If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

By Dealers

   If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Delayed Delivery Contracts

   If so indicated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

o  commercial and savings banks;

o  insurance companies;

o  pension funds;

o  investment companies;

o  educational and charitable institutions; and

o  other institutions

   All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

Through the Internet

   We may also offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold. The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters obligations with respect to the auction or ordering system.

General Information

   The place and time of delivery for the securities described in this prospectus will be set forth in the accompanying prospectus supplement.

   We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

   Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

   In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

                                  Legal Matters

   The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Martin I. Darvick, Esq., an attorney on our legal staff, and for the agents by Davis Polk & Wardwell. Mr. Darvick own shares and holds options to purchase shares of our $1-2/3 par value common stock and owns shares of our Class H common stock. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of our Board of Directors and has acted as counsel to us and certain of our affiliates in various matters.


                                     Experts

   The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from General Motors Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                 SUBJECT TO COMPLETION, DATED DECEMBER 20, 2001


PROSPECTUS



                   GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

                                 Debt Securities

                  guaranteed absolutely and unconditionally by

                           General Motors Corporation

                               ------------------

      We may offer from time to time debt securities and guarantees of debt securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplemental prospectus carefully before you invest.

                               ------------------

      We reserve the sole right to accept and, together with our agents from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through any agents.

                               ------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------










                                 _________, 20__

    You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying supplemental prospectus. GM Nova Scotia and General Motors have not authorized anyone to provide you with different information or to make any additional representations. GM Nova Scotia and General Motors are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of such documents.


                               ------------------

                                Table of contents

About this Prospectus........................................................1
Principal Executive Offices..................................................1
Where You Can Find More Information..........................................1
Incorporation of Certain Documents by Reference..............................2
Description of General Motors Nova Scotia Finance Company....................3
Description of General Motors Corporation....................................3
Ratio of Earnings to Fixed Charges for General Motors Corporation............4
Use of Proceeds..............................................................4
Description of Debt Securities...............................................5
Plan of Distribution........................................................13
Legal Matters ..............................................................16
Experts.....................................................................16
Appendix I (Form of Guarantee).............................................A-1

   Unless the context indicates otherwise, "Issuer" or "GM Nova Scotia" means General Motors Nova Scotia Finance Company, "Guarantor", "General Motors" or "GM" means General Motors Corporation, and the words "we", "our", "ours" and "us" refer to General Motors Nova Scotia Finance Company.

   Any agent's commissions or dealer or underwriter's discounts in relation to the sale of debt securities covered by this prospectus will be set forth in the applicable prospectus supplement. The net proceeds we receive from such sale will be (a) the purchase price of the debt securities less such agent's commission, (b) the purchase price of the debt securities, in the case of a dealer, or (c) the public offering price of the debt securities less such underwriter's discount. There will be an additional deduction from the proceeds in the case of (a), (b) and (c), for other related issuance expenses. Our aggregate proceeds from all debt securities sold will be the purchase price of the debt securities sold less the aggregate of the agents' commissions, the underwriter discounts and any other expenses of issuance and distribution.

                              About this Prospectus

   This prospectus, along with a prospectus for General Motors Corporation, is part of a registration statement that General Motors filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus, utilizing a "shelf" registration process. Under this shelf process, we may sell our guaranteed debt securities and General Motors Corporation may sell its securities, as described in the respective prospectuses, in one or more offerings. The total dollar amount of any securities sold by us and General Motors Corporation under the registration statement may not exceed $4,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Incorporation of Certain Documents By Reference."


                           Principal Executive Offices

   GM Nova Scotia's principal executive offices are located at 1908 Colonel Sam Dr., Oshawa, Ontario L1H 8P7, and the telephone number is (905) 644-5000.

   General Motors' principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and the telephone number is (313) 556-5000. General Motors maintains a website at www.gm.com. We are not incorporating the contents of General Motors' website into this prospectus.


                       Where You Can Find More Information

    General Motors files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that General Motors files at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and schedules thereto. Reports and other information can also be inspected at the offices of the following stock exchanges where General Motors' common stock, $1-2/3 par value, is listed in the United States: the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605; the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 95104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

                      Incorporation of Certain Documents by Reference

    The SEC allows us to "incorporate by reference" information General Motors files with them, which means that we can disclose important information about General Motors to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that General Motors files later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that General Motors previously filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities; except as noted below. These documents contain important information about General Motors and its finances.

SEC Filings (File No. 1-143)      Period
----------------------------      ------

Annual Report on Form 10-K        Year ended December 31, 2000

Quarterly Reports on Form 10-Q    Quarters ended March 31, 2001, June 30, 2001
                                  and September 30, 2001

Current Reports on Form 8-K       January 3, 2001, January 8, 2001, January 16,
                                  2001, January 16, 2001*, January 17, 2001,
                                  February 1, 2001, February 7, 2001, February
                                  9, 2001*, February 23, 2001*, March 1, 2001,
                                  March 29, 2001*, April 3, 2001, April 17,
                                  2001, April 17, 2001*, April 18, 2001 (2),
                                  April 20, 2001, May 1, 2001, May 25, 2001 (2),
                                  June 1, 2001, June 11, 2001*, July 3, 2001,
                                  July 17, 2001, August 1, 2001, August 7, 2001,
                                  August 21, 2001, August 27, 2001, September 4,
                                  2001, September 18, 2001, September 21, 2001,
                                  September 25, 2001, September 26, 2001,
                                  October 2, 2001, October 3, 2001, October 15,
                                  2001, October 18, 2001, October 18, 2001*,
                                  October 19, 2001, October 24, 2001 (2),
                                  October 31, 2001, November 1, 2001, November
                                  13, 2001, November 14, 2001*, December 3, 2001
                                  and December 6, 2001

--------------------------
*Reports submitted to the SEC under Item 9, Regulation FD Disclosure. Pursuant to General Instruction B of Form 8-K, the reports submitted under Item 9 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 and we are not subject to the liabilities of that section. We are not incorporating and will not incorporate by reference these reports into a filing under the Securities Act of 1933, the Securities Exchange Act of 1934 or into this registration statement.


    You may request a copy of the documents incorporated by reference in this prospectus, except exhibits to such prospectus, at no cost, by writing or telephoning the office of W. W. Creek, Controller, at the following address and telephone number:

                           General Motors Corporation
                           300 Renaissance Center
                           Detroit, Michigan  48265-3000
                           Tel: (313) 556-5000

            Description of General Motors Nova Scotia Finance Company

    General Motors Nova Scotia Finance Company, organized on September 28,
2001 as a Nova Scotia unlimited liability company, is a direct, wholly owned subsidiary of General Motors. GM Nova Scotia has no independent operations other than acting as a finance company for General Motors Corporation and its affiliates. GM Nova Scotia does not, and will not, file separate reports with the SEC.


                    Description of General Motors Corporation

    General Motors Corporation is primarily engaged in the automotive and, through its wholly-owned subsidiary, Hughes Electronics Corporation, the communications services industries. General Motors is the world's largest manufacturer of automotive vehicles. General Motors also has financing and insurance operations and, to a lesser extent, is engaged in other industries.

    General Motors' automotive segment is comprised of four regions:

o  GM North America;

o  GM Europe;

o  GM Latin America/Africa/Mid-East; and

o  GM Asia Pacific.

    GM North America designs, manufactures and markets vehicles primarily in North America under the following nameplates:

           oChevrolet   oGMC           oBuick        oSaturn
           oPontiac     oOldsmobile    oCadillac     oHummer

    GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific meet the demands of customers outside North America with vehicles designed, manufactured and marketed under the following nameplates:

           oOpel        oHolden        oSaab         oGMC         oBuick
           oVauxhall    oIsuzu         oChevrolet    oCadillac

    General Motors participates in the communications services industry through Hughes, which is a leading global provider of digital entertainment services, information and communications services and satellite-based private business networks.

    General Motors' financing and insurance operations primarily relate to General Motors Acceptance Corporation, which provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, commercial vehicle and homeowner's insurance and asset-based lending.

    General Motors' other industrial operations include the design, manufacturing and marketing of locomotives and heavy-duty transmissions.

    Substantially all of General Motors' automotive-related products are marketed through retail dealers and through distributors and jobbers in the United States, Canada and Mexico, and through distributors and dealers overseas. At December 31, 2000, there were approximately 8,000 GM vehicle dealers in the United States, 840 in Canada and 155 in Mexico. Additionally, there were a total of approximately 11,220 outlets overseas which include dealers and authorized sales, service and parts outlets.

        Ratio of Earnings to Fixed Charges for General Motors Corporation

   The following table presents the ratio of earnings to fixed charges for General Motors for the periods indicated:

   Nine Months
      Ended                    Years Ended
  September 30,                December 31,
-----------------   ---------------------------------------
  2001     2000      2000    1999    1998    1997     1996
  ----     ----      ----    ----    ----    ----     ----
  1.16     1.89      1.71    2.12    1.72    2.22     1.96

    General Motors computes the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of GM and its consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.


                                 Use of Proceeds

    All or a substantial portion of the proceeds from the sale of the debt securities will be lent by GM Nova Scotia to General Motors or its affiliates, and General Motors or such affiliates will use such proceeds for general corporate purposes.

                         Description of Debt Securities

General

    This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture dated as of October 15, 2001 among GM Nova Scotia, as issuer, General Motors, as guarantor, and Citibank, N.A., as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

    We have summarized certain terms and provisions of the indenture. The summaries are not complete and are subject to the terms of the indenture, which has been incorporated by reference as an exhibit to the registration statement. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

   The indenture provides that additional debt securities and guarantees may be issued without limitation as to aggregate principal amount, but only as authorized by GM Nova Scotia's and General Motors' Boards of Directors or committees thereof.

Terms of a Particular Offering

   The prospectus supplement will describe the terms of any debt securities being offered, including:

o  the designation of the debt securities;

o  the aggregate principal amount of the debt securities;

o the percentage of their principal amount at which the debt securities will be issued;

o  the date or dates on which the debt securities will mature;

o the rate or rates per annum, if any, at which the debt securities will bear interest;

o  the times at which the interest will be payable;

o the date after which the debt securities may be redeemed and the redemption price or any prepayment or sinking fund provisions;

o if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

o the currency or currencies in which the debt securities are issuable or payable;

o  the exchanges on which the debt securities may be listed;

o  whether the debt securities shall be issued in book-entry form; and

o any other specific terms, including any additional events of default or covenants.

    Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the trustee, which at the date hereof is 111 Wall Street, New York, New York 10005, Attention:
Citibank Agency & Trust, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto.

    The debt securities will be unsecured and unsubordinated and will rank pari passu with all our other unsecured and unsubordinated obligations (other than obligations preferred by mandatory provisions of law).

    Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the accompanying prospectus supplement.

    Debt securities will include debt securities denominated in United States dollars or, at our option if so specified in the accompanying prospectus supplement, in any other freely transferable currency.

    If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

    If a prospectus supplement specifies that the debt securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. We will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected. We will make any required filings with the Commission and furnish certain information to the holders of the debt securities.

Guarantee

    General Motors, in its capacity as guarantor, will guarantee (each, a "guarantee") the punctual payment of the principal of, premium, if any, and interest and all other amounts payable on the debt securities, when and as the same are due and payable. Each guarantee is absolute and unconditional, irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. To evidence the guarantee, a guarantee, executed by General Motors, will be endorsed on each debt security. A form of the guarantee is attached hereto as Appendix I.

Book-Entry, Delivery and Form

    Unless otherwise indicated in a prospectus supplement, the debt securities will be offered and sold in principal amounts of U.S. $1,000 and integral multiples thereof. The debt securities will be issued in the form of one or more fully registered global debt securities (a "Global Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of the Depository's nominee. Beneficial interests in Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository. Investors may elect to hold interests in Global Securities through DTC. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

    The Depository has advised us that it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

o securities brokers and dealers, including underwriters named in a prospectus supplement;

o  banks and trust companies;

o  clearing corporations; and

o  certain other organizations.

   Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

   The Depository advises that pursuant to procedures established by it:

o upon issuance of a Global Security, the Depository will credit the account of participants designated by any dealers, underwriters or agents participating in the distribution of the debt securities with the respective principal amounts of debt securities beneficially owned by such participants; and

o ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Securities).

   The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to own, transfer or pledge beneficial interests in a Global Security is limited to such extent.

   As long as the Depository's nominee is the registered owner of the Global Securities, such nominee for all purposes will be considered the sole owner or holder of the debt securities under the indenture. Except as provided below, you will not:

o  be entitled to have any of the debt securities registered in your name;

o receive or be entitled to receive physical delivery of the debt securities in definitive form; or

o be considered the owners or holders of the debt securities under the indenture.

   GM Nova Scotia, General Motors, the trustee, any paying agent and the Depository will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Principal, premium, if any, and interest payments on the debt securities registered in the name of the Depository's nominee will be made by the trustee to the Depository's nominee as the registered owner of the Global Securities. Under the terms of the indenture, GM Nova Scotia, General Motors and the trustee will treat the persons in whose names the debt securities are registered as the owners of the debt securities for the purpose of receiving payment of principal, premium, if any, and interest on the debt securities and for all other purposes whatsoever. Therefore, GM Nova Scotia and General Motors do not have, and neither the trustee nor any paying agent has, any direct responsibility or liability for the payment of principal, premium, if any, or interest on the debt securities to owners of beneficial interests in the Global Securities. The Depositary has advised GM Nova Scotia, General Motors and the trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Securities as shown on the records of the Depositary. Payments by participants and indirect participants to owners of beneficial interests in the Global Securities will be the responsibility of such participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name".

   Individual certificates in respect of the debt securities will not be issued in exchange for the Global Securities, except in very limited circumstances. If the Depository is at any time unwilling or unable to continue as depositary and GM Nova Scotia has not appointed a successor depositary within 90 days, GM Nova Scotia will issue debt securities in definitive form in exchange for the Global Securities. In addition, GM Nova Scotia may at any time determine not to have the debt securities represented by the Global Securities and, in such event, will issue debt securities in definitive form in exchange for the Global Securities. In either instance, an owner of a beneficial interest in Global Securities will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the debt securities in definitive form. Debt securities so issued in definitive form will be issued in denominations of U.S. $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the debt securities, but GM Nova Scotia may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Title to book-entry interests in the debt securities will pass by book-entry registration of the transfer within the records of DTC, in accordance with its procedures. Book-entry interests in the debt securities may be transferred within DTC in accordance with procedures established for this purpose by DTC.

Global Clearance and Settlement Procedures

    Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with Depository rules.

Further Issues

    GM Nova Scotia may from time to time, without notice to or the consent of the registered holders of the debt securities, create and issue further debt securities ranking pari passu with the debt securities in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities having guarantees endorsed thereon. Such further debt securities may be consolidated and form a single series with the debt securities and have the same terms as to status, redemption or otherwise as the debt securities.

Certain Covenants of General Motors Corporation

   Definitions Applicable to Covenants. The following definitions shall be applicable to the covenants of General Motors in the indenture in its capacity as guarantor:

      (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of General Motors), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

      (ii) "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

      (iii) "Manufacturing Subsidiary" means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which General Motors investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the books of General Motors as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing Subsidiary" shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to General Motors or others or which is principally engaged in financing General Motors operations outside the continental United States of America.

      (iv) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

      (v) "Principal Domestic Manufacturing Property" means any manufacturing plant or facility owned by General Motors or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors, is of material importance to the total business conducted by General Motors and its consolidated affiliates as an entity.

      (vi) "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by General Motors, or by one or more Subsidiaries, or by General Motors and one or more Subsidiaries.

   Limitation on Liens. For the benefit of the debt securities, General Motors will not, nor will it permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of General Motors or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the guarantees (together with, if General Motors shall so determine, any other indebtedness of General Motors or such Manufacturing Subsidiary ranking equally with the guarantees and then existing or thereafter created) shall be secured equally and ratably with such secured Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of General Motors and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders' equity of General Motors and its consolidated subsidiaries, as determined in accordance with accounting principles generally accepted in the U.S. and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of General Motors.

    The above restrictions shall not apply to Debt secured by:

      (i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

      (ii) Mortgages on property existing at the time of acquisition of such property by General Motors or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by General Motors or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to General Motors or a Manufacturing Subsidiary of improvements to such acquired property;

      (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to General Motors or to another Subsidiary;

      (iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with General Motors or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to General Motors or a Manufacturing Subsidiary;

      (v) Mortgages on property of General Motors or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

      (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

   Limitation on Sale and Lease-Back. For the benefit of the debt securities, General Motors will not, nor will it permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by General Motors or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by General Motors or any Manufacturing Subsidiary on the date that the debt securities are originally issued (except for temporary leases for a term of not more than five years and except for leases between General Motors and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by General Motors or such Manufacturing Subsidiary to such person, unless either:

      (i) General Motors or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the guarantees; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant); or

      (ii) General Motors shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of General Motors or any Manufacturing Subsidiary (other than Debt owned by General Motors or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

Defeasance

   The indenture provides that either GM Nova Scotia or General Motors, in its capacity as guarantor, may, at its option, (a) discharge its indebtedness and its obligations under the indenture with respect to the debt securities or (b) not comply with certain covenants contained in the indenture with respect to the debt securities, in each case by depositing trust funds or obligations guaranteed by the United States of America with the trustee sufficient to pay and discharge the entire indebtedness of all outstanding debt securities of such series. Such defeasance is subject to other conditions including receipt of a tax opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such defeasance had not occurred.

Consolidation, Merger or Sale of Assets; Assumption

   The indenture provides that neither GM Nova Scotia nor General Motors, will merge or consolidate with another corporation or sell or convey all or substantially all of its assets unless either GM Nova Scotia or General Motors, as the case may be, is the continuing corporation or the new corporation expressly assumes the interest and principal, or guarantee, as the case may be, and all other amounts due under the debt securities or guarantees. In either case, the indenture provides that neither GM Nova Scotia nor General Motors, as the case may be, nor any successor companies may be in default of performance immediately after a merger or consolidation. Additionally, the indenture provides that in the case of any such merger or consolidation, either GM Nova Scotia or its successor company may continue to issue securities under the indenture.

   General Motors or any wholly-owned subsidiary of General Motors organized and existing under United States or Canadian law may, without merging or consolidating with or acquiring all or substantially all of the assets of GM Nova Scotia, assume the due and punctual payment of the principal, interest and any additional amounts on all the debt securities. If the assuming corporation is not General Motors, then General Motors shall unconditionally guarantee payment of the obligations assumed as fully and to the same extent as it guarantees the obligation prior to assumption. Such assumption is subject to other conditions including receipt of a tax opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such assumption and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such assumption had not occurred.

Modification of the Indenture

    The indenture contains provisions permitting GM Nova Scotia, General Motors and the trustee to modify or amend the indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under such indenture which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

o extend the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest thereon payable in any coin or currency other than so provided in the debt securities, without the consent of the holder of each debt security so affected; or

o reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the indenture.

Events of Default

    An event of default with respect to any series of debt securities issued subject to the indenture is defined in the indenture as being:

o  default in payment of any principal or premium, if any, on such series;

o default for 30 days in payment of any interest (including Additional Amounts) on such series;

o default for 90 days after notice in performance of any other covenant in the indenture; or

o  certain events of bankruptcy, insolvency or reorganization.

    No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. In case an event of default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of each such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an event of default as set out in the fourth item listed above shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. Any event of default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities, as the case may be, except in a case of failure to pay principal or premium, if any, or interest (including Additional Amounts) on such debt security for which payment had not been subsequently made. GM Nova Scotia and General Motors are each required to file with the trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the indenture. The indenture provides that the trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

    Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the trustee reasonable indemnity or security.

    Subject to such provisions for the indemnification of the trustee and to certain other limitations, the holders of a majority in principal amount of the debt securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Concerning the Trustee

    Citibank, N.A. is the trustee under the indenture. It is also trustee under various indentures covering outstanding notes and debentures of General Motors. Citibank, N.A. and its affiliates act as depositary for funds of, make loans to, act as trustee and perform certain other services for, General Motors and certain of General Motors' affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of General Motors and those of certain of its affiliates.

                              Plan of Distribution

   A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including

   (a) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them,

   (b) the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and

   (c) any securities exchanges on which the securities may be listed.

   Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   We may sell the securities in any of five ways (or in any combination):

   o   directly to purchasers;

   o   through agents;

   o   through underwriters;

   o   through dealers; and

   o through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

Direct Sales

   We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

By Agents

   We may use agents to sell the securities. Any such agents, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.

By Underwriters

   If an underwriter or underwriters are utilized in the sale, we will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

   If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

By Dealers

   If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Delayed Delivery Contracts

   If so indicated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

o  commercial and savings banks;

o  insurance companies;

o  pension funds;

o  investment companies;

o  educational and charitable institutions; and

o  other institutions

   All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

Through the Internet

   We may also offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

   The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters' obligations with respect to the auction or ordering system.

General Information

   The place and time of delivery for the securities described in this prospectus will be set forth in the accompanying prospectus supplement.

   We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

   Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

   In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

                                 Legal Matters

   The validity of the debt securities in respect of which this prospectus is being delivered will be passed upon for GM Nova Scotia and General Motors by Martin I. Darvick, Esq., an attorney on General Motors' Legal Staff, and for the agents by Davis Polk & Wardwell. Mr. Darvick and Davis Polk & Wardwell will rely on Stewart McKelvey Stirling Scales as to matters of Nova Scotia law. Mr. Darvick owns shares and holds options to purchase shares of General Motors $1-2/3 par value common stock and owns shares of General Motors Class H common stock, $0.10 par value. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of General Motors' Board of Directors and has acted as counsel to General Motors and certain of its affiliates in various matters.


                                     Experts

   The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from General Motors Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                                                    Appendix I


                                Form Of Guarantee

   General Motors Corporation (the "Guarantor") hereby unconditionally guarantees to the holder of this debt security duly authenticated and delivered by the Trustee, the due and punctual payment of the principal, and premium, if any, of, and interest (together with any Additional Amounts payable pursuant to the terms of this debt security), on this debt security, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this debt security and of the Indenture. In case of default by General Motors Nova Scotia Finance Company (the "Issuer") in the payment of any such principal, interest (together with any Additional Amounts payable pursuant to the terms of this debt security), the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of any extension of the time for payment of this debt security, any modification of this debt security, any invalidity, irregularity or unenforceability of this debt security or the Indenture, any failure to enforce the same or any waiver, modification or indulgence granted to the Issuer with respect thereto by the holder of this debt security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this debt security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this guarantee will not be discharged as to this debt security except by payment in full of the principal of, and interest (together with any Additional Amounts payable pursuant to the terms of this debt security), thereon.

   The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder
(i) to be subrogated to the rights of a holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

   This guarantee shall not be valid or become obligatory for any purpose with respect to this Debt Security until the certificate of authentication on this debt security shall have been signed by the Trustee.

   This guarantee is governed by the laws of the State of New York.

   IN WITNESS WHEREOF, General Motors Corporation has caused this guarantee to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                          GENERAL MOTORS CORPORATION

                                          By:
                                             ------------------------------

                                          By:
                                             ------------------------------

                                     Part II


                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

                                                       Amount to be
                                                           Paid
                                                       ------------
          Registration fee.........................     $659,341.25

          Printing.................................       60,000.00
          Legal fees and expenses (including Blue
             Sky fees).............................       20,000.00
          Trustee fees.............................
          Rating Agency fees.......................

          Accounting fees and expenses.............       40,000.00

          Miscellaneous............................       40,000.00
                                                         ----------
             TOTAL.................................     $819,341.25
                                                         ==========

Item 15.  Indemnification of Directors and Officers

General Motors

   Under Section 145 of the Delaware Corporation Law, General Motors is empowered to indemnify its directors and officers as provided therein.

   General Motors' Certificate of Incorporation, as amended, provides that no director shall be personally liable to General Motors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to General Motors or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   Under Article V of its Bylaws, General Motors shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors, or is or was serving at the request of General Motors as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors. General Motors shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the Bylaws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the Bylaws is not paid in full within ninety days after a written claim therefor has been received by General Motors, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, General Motors shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the Bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of General Motors' Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

   General Motors is insured against liabilities which it may incur by reason of
Article V of its Bylaws. In addition, directors and officers are insured, at General Motors expense, against some liabilities which might arise out of their employment and not be subject to indemnification under Article V of the Bylaws.

   Pursuant to a resolution adopted by General Motors' Board of Directors on December 1, 1975, General Motors, to the fullest extent permissible under law, will indemnify, and has purchased insurance on behalf of, its directors or officers and subsidiaries, including General Motors Nova Scotia Finance Company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

General Motors Nova Scotia Finance Company

   Under applicable Canadian law, General Motors Nova Scotia Finance Company is permitted to indemnify its officers and directors on terms acceptable to its shareholders. The Articles of Association of General Motors Nova Scotia Finance Company provide that no director or officer, former director or officer, or person who acts or acted at General Motors Nova Scotia Finance Company request, as a director or officer of General Motors Nova Scotia Finance Company, a body corporate, partnership or other association of which General Motors Nova Scotia Finance Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense of any kind which happens in the execution of the duties of such person or in relation thereto. The Articles of Association of General Motors Nova Scotia Finance Company also provide that no director or officer, former director or officer, or person who acts or acted at General Motors Nova Scotia Finance Company's request, as a director or officer of General Motors Nova Scotia Finance Company, a body corporate, partnership or other association of which General Motors Nova Scotia Finance Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by General Motors Nova Scotia Finance Company against, and it shall be the duty of the directors out of the funds of General Motors Nova Scotia Finance Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of General Motors Nova Scotia Finance Company or such body corporate, partnership or other association, whether General Motors Nova Scotia Finance Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of General Motors Nova Scotia Finance Company and have priority as against the shareholders over all other claims. As a subsidiary of General Motors, General Motors Nova Scotia Finance Company is insured against liabilities which it may incur by reason of the foregoing provisions of its Articles of Association and directors and officers of General Motors Nova Scotia Finance Company are insured against some liabilities which might arise out of their employment and not be subject to the indemnification contained in the Articles of Association of General Motors Nova Scotia Finance Company as previously described.

Item 16.  Exhibits and Financial Statement Schedules

   (a)  The following exhibits are filed as part of this Registration Statement:

Exhibit No.                              Document
--------------------------------------------------------------------------------
   1(a)      Form of proposed Underwriting Agreement of GM relating to Debt
             Securities (including form of Delayed Delivery Contract)` *
   1(b)      Form of proposed Underwriting Agreement of GM relating to
             Common Stock, Preference Stock, Preferred Stock and Depositary
             Shares ****
   1(c)      Form of proposed Underwriting Agreement of GM Nova Scotia relating to Debt Securities (including form of Delayed Delivery Contract)
             ****
   1(d)      Form of proposed Purchase Agreement of GM*
   1(e)      Form of proposed Selling Agent Agreement of GM*
   1(f)      Form of Prospectus Supplement(Medium-Term Notes) of GM
   1(g)      Form of Fixed Rate Pricing Supplement (Medium-Term Notes) of GM**
   1(h)      Form of Floating Rate Pricing Supplement (Medium-Term Notes) of
             GM **
   4(a)      Form of Senior Debt Indenture between GM and Citibank N.A. *****
   4(b)      Form of Subordinated Debt Indenture between GM and Citibank N.A.
   4(c)      Form of Indenture among GM Nova Scotia, GM and Citibank N.A.***
   4(d)      Forms of Global (Senior) Note and Medium-Term Note of GM*
   4(e)      Form of Global (Subordinated) Note of GM
   4(f)      Form of Guarantee between GM Nova Scotia and GM, as Guarantor***
   4(g)      Form of Note of GM Nova Scotia***
   4(h)      Form of proposed Debt Warrant Agreement of GM*
   4(i)      Form of Debt Warrant Certificate of GM*
   4(j)      Form of proposed Stock Warrant Agreement of GM
   4(k)      Forms of Stock Warrant Certificate of GM (included in Exhibit 4(j))
   4(l)      Form of proposed Depositary Agreement of GM
   4(m)      Form of Depositary Receipt of GM (included in Exhibit 4 (l))
   4(n)      Form of proposed Unit Agreement of GM****
   4(o)      Form of Unit Certificate****
   5(a)      Opinion and Consent of Martin I. Darvick, Esq., Attorney, Legal
             Staff of GM, regarding securities issued by GM
   5(b)      Opinion and Consent of Martin I. Darvick, Esq., Attorney, Legal
             Staff of GM, regarding debt securities issued by GM Nova Scotia
   5(c)      Opinion and Consent of Stewart McKelvey Stirling Scales
             regarding debt securities issued by GM Nova Scotia
   12(a)     Statement regarding computation of Ratio of Earnings to Fixed
             Charges for GM
   12(b)     Statement regarding computation of Ratio of Earnings to Fixed
             Charges and Preference Stock Dividends for GM
   23(a)     Consent of Deloitte & Touche LLP
   23(b)     Consents of Martin I Darvick, Esq., Attorney, Legal Staff of
             the Registrant (included in Exhibits 5(a) and 5(b))
   23(c)     Consent of Stewart McKelvey Stirling Scales (included in
             Exhibit 5(c))
   24        Powers of Attorney for GM and GM Nova Scotia (included on
             respective the signature pages of the Registration Statement)
   25(a)     Statement of Eligibility on Form T-1 of Citibank N.A. for the
             Senior Debt Indenture of GM
   25(b)     Statement of Eligibility on Form T-1 of Citibank N.A. for the
             Subordinated Debt Indenture of GM
   25(c)     Statement of Eligibility on Form T-1 of Citibank N.A. for the
             Indenture of GM Nova Scotia

--------------------------------------------------------------------------------
* Incorporated by reference to Exhibits 1(a), 1(b), 1(c), 4(b) and 4(c), respectively, to Registration Statement No. 33-37737.

** Incorporated by reference to Exhibits 1 through 4(d), respectively, to Registration Statement No. 33-41577.

*** Incorporated by reference to Exhibits 4(a) through 4(c), respectively, to Registration Statement No. 333-70820.

**** To be filed by amendment or under cover of Form 8-K.

*****  Incorporated by reference to 4(a) to Registration Statement No. 33-64229.


Item 17.  Undertakings

(a) The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrants hereby understand that, for purposes of determining any liability under the Securities Act of 1933, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

                                   Signatures

   Pursuant to the requirements of the Securities Act of 1933, General Motors certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 4, 2001.


                                   GENERAL MOTORS CORPORATION

                                   /s/JOHN F. SMITH, JR.
                                   -----------------------------
                                   (John F. Smith, Jr., Chairman
                                    of the Board of Directors)


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin I. Darvick his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 4, 2001 by the following persons in the capacities indicated.


        Signature                      Title

/s/JOHN F. SMITH, JR.                  Chairman of the Board of Directors
---------------------------
(John F. Smith, Jr.)


/s/G. RICHARD WAGONER, JR.             President, Chief Executive Officer,
---------------------------            and Director
(G. Richard Wagoner, Jr.)


/s/JOHN M. DEVINE                      Vice Chairman and        )
---------------------------            Chief Financial Officer  )
(John M. Devine)                                                )Principal
                                                                )Financial
                                                                )Officers
/s/ERIC A. FELDSTEIN                   Vice President           )
---------------------------            and Treasurer            )
(Eric A. Feldstein)                                             )


/s/WALLACE W. CREEK                    Controller               )
---------------------------                                     )
(Wallace W. Creek)                                              )Principal
                                                                )Accounting
                                                                )Officers
/s/PETER R. BIBLE                      Assistant Controller and )
---------------------------            Chief Accounting Officer )
(Peter R. Bible)                                                )

         Signature                              Title


/s/PERCY BARNEVIK                               Director
---------------------------
(Percy Barnevik)


/s/JOHN H. BRYAN                                Director
---------------------------
(John H. Bryan)


/s/THOMAS E. EVERHART                           Director
---------------------------
(Thomas E. Everhart)


/s/GEORGE M. C. FISHER                          Director
---------------------------
(George M.C. Fisher)


/s/NOBUYUKI IDEI                                Director
---------------------------
(Nobuyuki Idei)


/s/ KAREN KATEN                                 Director
---------------------------
(Karen Katen)


/s/J. WILLARD MARRIOTT, JR.                     Director
---------------------------
(J. Willard Marriott, Jr.)


/s/E. STANLEY O'NEAL                            Director
---------------------------
(E. Stanley O'Neal)


/s/ECKHARD PFEIFFER                             Director
---------------------------
(Eckhard Pfeiffer)


/s/                                             Director
---------------------------
(Lloyd D. Ward)

                                   Signatures

   Pursuant to the requirements of the Securities Act of 1933, General Motors Nova Scotia Finance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, on December 20, 2001.


                           GENERAL MOTORS CORPORATION

                               /s/SHARON Y. PENTZ
                                  ----------------------------------------
                                  (Sharon Y. Pentz)
                                  Chief Executive Officer,
                                  Chief Financial Officer,
                                  Principal Accounting Officer and Director


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sharon Y. Pentz and Neil J. Macdonald, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 20, 2001 by the following persons in the capacities indicated.



        Signature                      Title

/s/SHARON Y. PENTZ                     Chief Executive Officer,
---------------------------            Chief Financial Officer,
(Sharon Y. Pentz)                      Principal Accounting Officer and Director


/s/NEIL J. MACDONALD                   Director
---------------------------
(Neil J. Macdonald)

                                  Exhibit Index

Exhibit No.                              Document
--------------------------------------------------------------------------------
   1(a)      Form of proposed Underwriting Agreement of GM relating to Debt
             Securities (including form of Delayed Delivery Contract)` *
   1(b)      Form of proposed Underwriting Agreement of GM relating to
             Common Stock, Preference Stock, Preferred Stock and Depositary
             Shares ****
   1(c)      Form of proposed Underwriting Agreement of GM Nova Scotia relating to Debt Securities (including form of Delayed Delivery Contract)
             ****
   1(d)      Form of proposed Purchase Agreement of GM*
   1(e)      Form of proposed Selling Agent Agreement of GM*
   1(f)      Form of Prospectus Supplement(Medium-Term Notes) of GM
   1(g)      Form of Fixed Rate Pricing Supplement (Medium-Term Notes) of GM**
   1(h)      Form of Floating Rate Pricing Supplement (Medium-Term Notes) of
             GM **
   4(a)      Form of Senior Debt Indenture between GM and Citibank N.A. *****
   4(b)      Form of Subordinated Debt Indenture between GM and Citibank N.A.
   4(c)      Form of Indenture among GM Nova Scotia, GM and Citibank N.A.***
   4(d)      Forms of Global (Senior) Note and Medium-Term Note of GM*
   4(e)      Form of Global (Subordinated) Note of GM
   4(f)      Form of Guarantee between GM Nova Scotia and GM, as Guarantor***
   4(g)      Form of Note of GM Nova Scotia***
   4(h)      Form of proposed Debt Warrant Agreement of GM*
   4(i)      Form of Debt Warrant Certificate of GM*
   4(j)      Form of proposed Stock Warrant Agreement of GM
   4(k)      Forms of Stock Warrant Certificate of GM (included in Exhibit 4(j))
   4(l)      Form of proposed Depositary Agreement of GM
   4(m)      Form of Depositary Receipt of GM (included in Exhibit 4 (l))
   4(n)      Form of proposed Unit Agreement of GM****
   4(o)      Form of Unit Certificate****
   5(a)      Opinion and Consent of Martin I. Darvick, Esq., Attorney, Legal
             Staff of GM, regarding securities issued by GM
   5(b)      Opinion and Consent of Martin I. Darvick, Esq., Attorney, Legal
             Staff of GM, regarding debt securities issued by GM Nova Scotia
   5(c)      Opinion and Consent of Stewart McKelvey Stirling Scales
             regarding debt securities issued by GM Nova Scotia
   12(a)     Statement regarding computation of Ratio of Earnings to Fixed
             Charges for GM
   12(b)     Statement regarding computation of Ratio of Earnings to Fixed
             Charges and Preference Stock Dividends for GM
   23(a)     Consent of Deloitte & Touche LLP
   23(b)     Consents of Martin I Darvick, Esq., Attorney, Legal Staff of
             the Registrant (included in Exhibits 5(a) and 5(b))
   23(c)     Consent of Stewart McKelvey Stirling Scales (included in
             Exhibit 5(c))
   24        Powers of Attorney for GM and GM Nova Scotia (included on
             respective the signature pages of the Registration Statement)
   25(a)     Statement of Eligibility on Form T-1 of Citibank N.A. for the
             Senior Debt Indenture of GM
   25(b)     Statement of Eligibility on Form T-1 of Citibank N.A. for the
             Subordinated Debt Indenture of GM
   25(c)     Statement of Eligibility on Form T-1 of Citibank N.A. for the
             Indenture of GM Nova Scotia

--------------------------------------------------------------------------------
* Incorporated by reference to Exhibits 1(a), 1(b), 1(c), 4(b) and 4(c), respectively, to Registration Statement No. 33-37737.

** Incorporated by reference to Exhibits 1 through 4(d), respectively, to Registration Statement No. 33-41577.

*** Incorporated by reference to Exhibits 4(a) through 4(c), respectively, to Registration Statement No. 333-70820.

**** To be filed by amendment or under cover of Form 8-K.

*****  Incorporated by reference to 4(a) to Registration Statement No. 33-64229.